SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                      Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934

                                (Amendment No. 1)



Filed by the Registrant     [X]

Filed by Party other than the Registrant     [  ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240-11(c) or ss.240.14a-12


                                   ONTV, Inc.
                      -----------------------------------
                (Name of Registrant as Specified in Its Charter)


                    William T. Hart - Attorney for Registrant
                   -------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          -----------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
          -----------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          -----------------------------------

     2)   Form, Schedule or Registration No.:
          -----------------------------------

     3)   Filing Party:
          -----------------------------------

     4)   Date Filed:
          -----------------------------------

                                   ONTV, INC.
                               2444 Innovation Way
                                   Building 10
                            Rochester, New York 14624
                                 (585) 295-8601
                              (585) 247-5340 (fax)

                          NOTICE OF SPECIAL MEETING OF

                      SHAREHOLDERS TO BE HELD JUNE __, 2005

      Notice is hereby given that a special meeting of the shareholders of ONTV, Inc. (the "Company") will be held at, 2444 Innovation Way, Building 10, Rochester, New York 14624, on June __, 2005, at 10:00 A.M., for the following purpose:


     o To approve the sale of the Company's subsidiary, Seen On TV, Inc., as well as certain other assets relating to the Company's business, to the Company's President upon the terms set forth in the accompanying proxy statement.

     o To transact such other business as may properly come before the meeting.


      The Board of Directors has fixed the close of business on May 31, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. As of May 31, 2005, the Company had 23,721,861 outstanding shares of common stock and 20,000 outstanding shares of Series A Preferred stock. Shareholders are entitled to one vote for each share of common stock and 1,000 votes for each share of Series A preferred stock owned as of the record date.



                                   ONTV, INC.




June __, 2005

                                        Daniel M. Fasano, President

5

                                   ONTV, INC.
                               2444 Innovation Way
                                   Building 10
                            Rochester, New York 14624
                                 (585) 295-8601
                              (585) 247-5340 (fax)


                                 PROXY STATEMENT


         The accompanying proxy is solicited by the Board of Directors of the Company for voting at the special meeting of shareholders to be held on June __, 2005, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the special meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on page one or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about June __, 2005.

         Only the holders of the Company's common stock and Series A Preferred stock are entitled to vote at the meeting. Each share of common stock is entitled to one vote and each share of Series A Preferred stock is entitled to 1,000 votes. Votes may be cast either in person or by proxy. A quorum consisting of one-third of the shares entitled to vote is required for the meeting. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote is required to approve the sale of the Company's subsidiary and related assets. The approval of the holders of a majority of shares present at the meeting, in person or by proxy, is required to approve any other proposal to come before the meeting. As of May 31, 2005 the Company had 23,721,861 outstanding shares of common stock and 20,000 shares of Series A preferred stock.

         A total of 43,721,861 votes may be cast at the meeting. Daniel M. Fasano, the Company's only officer and director, owns 3,879,166 shares of common stock and 20,000 Series A preferred shares. Since each Series A preferred share is entitled to 1,000 votes, Mr. Fasano may cast 23,879,166 votes at the meeting and will be able to approve the sale of the Company's subsidiary and related assets or any other proposals to be considered at the meeting, regardless of the vote of the Company's other shareholders.


         Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the special meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Brokerage firms will not have discretionary authority to vote these "street-name" shares with respect to the proposal to sell the Company's subsidiary. Because approval of the sale on the Company's subsidiary requires the approval of a majority of the Company's outstanding shares, abstentions and broker non-votes will have the same effect as votes against the approval of any matter to be voted upon at the meeting.

                             PRINCIPAL SHAREHOLDERS


      The following table shows the number of outstanding shares of the Company's capital stock beneficially owned by the Company's officer and director and those shareholders owning more than 5% of the Company's capital stock as of May 31, 2005. The table also shows the number and percentage of votes that each person may cast at the Special Meeting of Shareholders.

                                   Shares Of                        Votes
                           --------------------------------   -----------------

                                                Series A

Name and Address           Common Stock Preferred Stock (1)   Number Percentage
----------------           ------------ -------------------   ------ ----------

Daniel M. Fasano              3,879,166       20,000        23,879,166    55%
244 Innovation Way, Bldg 10,

Rochester, NY 14624


Daniel J. Fasano              3,000,000                      3,000,000     7%
13 Fox Tail Lane

Rochester, NY 14624


Conrad Promotions, LLC        2,501,000 (2)                  2,501,000     6%
15034 North 40th Place

Phoenix, AZ 85032


Emanuel Tarboti               1,500,000 (3)                  1,500,000     3%
P.O. Box 1767

Rancho Santa Fe, CA 92067


Frank T. Costanzo             2,703,834                      2,703,834     6%
651 W. Mountain Vista Drive

Phoenix, AZ  85045

All Directors and Executive Officers

as a group (1 person)         3,879,166       20,000       23,879,166     55%

(1) The Series A preferred shares vote with the Company's common stock and not as a separate class. Each Series A preferred share is entitled to 1,000 votes at any meeting of the Company's shareholders.

(2) David Sloan exercises voting and investment control over the shares owned by Conrad Promotions, LLC.

(3) Voting rights pertaining to Mr. Torbati's shares are exercised by the Company.

                      SALE OF SUBSIDIARY AND RELATED ASSETS

      The Company was incorporated in Delaware in February 1996. The Company buys "as seen on tv" products at distributor prices and sells the products to wholesale and retail customers through its websites, "SeenOnTV.Com" and "AsSeenOnTV.com".

       Consumer products which the Company markets, include a wide variety of categories, i.e.: health, beauty, weight loss, kitchen, sporting goods, and household appliances, etc. Products sold by the Company include: Pasta Pro, The Firm Body Sculpting System with Fanny Lifter, Rock-N-Roll Scooter, Flathose, Smoke Away, Perfect pancake, Emerson Switchboard, Sewing Genie, Vinyl Leather Repair, IGIA Instant Cover, IGIA Pore Cleanser, IGIA Electro-Sage 8, IGIA Laser Vac, Super SlimDown Now, PestOffense, Aero Mattress Topper, Wrap & Snap Curling Systems, AirCore, Cell Phone Internal Antenna, Space Bag, Versa Wrench, IGIA Wonder Forms, IGIA Therma-Spa, Marvins Magic, Nads, Tap Light, IGIA Platinum Nail, Epil Stop & Spray, Steam Buggy, Steam Bullet, Oxiclean, Orangeglow, Shelf Master, True Motion Lures, ORB, Ginsu Knives, Hygionic Tooth Brushes, Steamin Iron, IGIA CelluLift, Nathan's Grill, George Foreman Grilling Machine, FlavorWave Oven, Instagone, Iron Wonder, IGIA Epielle, Pro Trim Paint Roller, PVA Mop, Quick-n-Brite, Safety Can, Silver Lighting, Sweet Simplicity, Cable Flex, Orbitrek, Ab Slide, Simoniz Car Wash, Flowbee, Thundersticks, and Ab Rocker.

      The Company purchases products from a multitude of vendors including:
Media Group, Reliant Interactive Media, On-Tel Products Corp., Orange Glo International, Inc., Cava, Homedics, Thane, Ronco Inventions, Salco International, Salton, and Tactica International. The Company relies, to a large extent, on rapid order fulfillment from its vendors. The Company does not have any long-term contracts or arrangements with any of its vendors that guarantee the availability of merchandise, the continuation of particular payment terms or the extension of credit limits.

      Substantially all of the Company's operations are conducted through its wholly owned subsidiary, Seen On TV.

      Information concerning the Company's operating results, assets, liabilities and stockholders equity follows:

Results of Operations:
                                                        Nine Months
                                  Year Ended               Ended
                                 June 30, 2004         March 31, 2005
                              ----------------         --------------


      Sales                     $  3,934,584            $  4,158,734
      Cost of Sales               (2,607,950)             (2,682,383)
      Operating Expenses          (1,734,286)             (1,306,592)
      Other Income (Expense)         (92,399)                    219
                                -------------       ----------------
      Net Income (Loss)           $ (500,051)            $   169,978
                                  ===========            ===========

Balance Sheet Data:
                                 June 30, 2004           March 31, 2005
                                 -------------           --------------


      Current Assets              $  269,575             $  742,234
      Total Assets                 3,036,106              1,314,554
      Current Liabilities            400,072                645,228
      Total Liabilities            2,994,320              1,097,750
      Working Capital (Deficit)     (130,497)                97,006
      Stockholders' Equity            41,786                216,804

      The Company's common stock trades on the OTC Bulletin Board under the symbol "ONTV". Between July 1, 2002 and May 31, 2005 trading volume was nominal and the price of the Company's common stock ranged between $0.01 and $0.17 per share. During the twelve month period ended May 31, 2005 there were 100 days when not a single share of the Company's common stock was traded. On May 23, 2005 the Company filed its report on Form 10-QSB for the nine months ended March 31, 2005. Although the 10-QSB report reflected net income of $169,978 for the nine-month period, the trading volume in the Company's common stock between May 23, 2005 and June 10, 2005 was less than $500.


      Based upon the past prices of its common stock the Company's management does not believe that its operations will ever attract sufficient interest among investors so that the Company's stock price and trading volumes will increase to meaningful levels.

      Consequently, the Company's management believes it is in the best interest of the Company's shareholders to dispose of its current business and attempt to acquire a new business which may provide more value to the Company's shareholders. To further this objective the Company proposes to sell to Daniel
M. Fasano, the Company's President, all of the shares of Seen On TV, as well as the following other assets which are incidental to the business of Seen On TV:

     o the trademarks, "AsSeenOnTV.com", "SeenOnTV.com", "What a", "What a Saw", and " What a Product".
     o the trade names, "ONTV", "AsSeenOnTV.com", "SeenOnTV.com" and "What a Product".
     o the internet domain addresses "SeenOnTV.com" , "ASeenOnTV.com" and "AsSeenOnTV.com". o all of the Company's office equipment.

      In return for the shares of Seen On TV and the assets described above, Mr. Fasano will pay the Company $300,000 ("the Purchase Price"). The Purchase Price will be paid in the following manner:


     o The unpaid amount of the Purchase Price will bear interest at 5.75% per year. Interest will note be compounded.

     o 25% of the net, after-tax income from the operations of Seen On TV will be paid to the Company until the Purchase Price, plus accrued interest, is paid in full.

     o At the time of the sale, the liabilities of Seen On TV will not exceed $400,000. As of December 31, 2004 the liabilities of Seen On TV were approximately $399,000. If the sale is completed, these liabilities will remain the liabilities of Seen On TV and will no longer be the obligations of the Company. Mr. Fasano may, at any time, and in his sole discretion, elect to assume all or a certain amount of the Company's liabilities. The Purchase Price will be reduced by the amount of any liabilities assumed.

      A copy of the Agreement between the Company and Mr. Fasano is attached to this proxy statement.


      The following points should be noted with respect to the proposed sale of the Company's assets:

     o If the sale is completed, the Company will have assets of $300,000 (representing the receivable for the sale price of Seen OnTV) and liabilities of approximately $531,284. The Company's remaining liabilities will primarily consist of amounts owed to Mr. Fasano for accrued but unpaid salary.

     o Other than the Agreement attached to this proxy statement, there were no negotiations and there are no present or proposed agreements, arrangements, or understandings between the Company and any affiliate of Mr. Fasano concerning sale of the Company's assets. The sale price of $300,000 for the assets, and the price of $0.01 per share to be paid to any shareholder dissenting from the sale, was based on the Company's shareholders' equity as of March 31, 2005. The sale price for Seen On TV and the price to be paid to dissenting shareholders was not based on the market value of the Company's common stock or the Company's revenues, net income, or cash flows from operations.

     o The Company has not considered, and does not know why it has not considered, any alternatives to the asset sale.

     o The material advantage of the asset sale is that the Company will attempt to acquire a new business which hopefully will result in an increase in the price of the Company's common stock.

     o The material disadvantage of the asset sale is that the Company will be giving up its only business, which at the present time is profitable, without knowing the nature of the new business which may be acquired by the Company or the terms relating to the acquisition of any new business.

     o Mr. Fasano will continue to hold the same number of common and preferred shares following the sale of Seen On TV.

     o There is no specific date after which Mr. Fasano must pay any unpaid amount of the purchase price. Mr. Fasano's obligation to pay the purchase price is unsecured.

     o In the event Seen On TV does not generate any net, after-tax income from its operations, Mr. Fasano is under no obligation to pay the purchase price.

     o There is no authority provided to the Company to oversee the operations or financial statements of Seen On TV. It is not expected that Seen On TV will have audited financial statements after its purchase by Mr. Fasano.

      Other than the approval of the sale by shareholders owning a majority of the shares entitled to vote, the sale of the Company's assets does not require the approval of any federal or state agency.


      Since the sale of Seen On TV would represent the sale of substantially all of the Company's assets, the Delaware General Corporation Law requires that the shareholders of the Company approve this sale.

      If the Company's shareholders approve the sale of Seen On TV the Company will attempt to acquire a new business.


       On May 25, 2005 the Company entered into a Letter of Intent with China US Bridge Capital, Ltd., which provides that China US Bridge Capital will purchase common and preferred stock from the Company for $400,000. The preferred shares may be converted into shares of the Company's common stock if the Company's authorized capital is increased. The number of common shares to be sold to China US Bridge Capital, together with the shares of common stock issuable upon the conversion of the preferred shares, will equal approximately 213,497,000 shares. The completion of the transaction with China US Bridge Capital is subject to the execution of a definitive agreement between the parties. The Company will appoint new officers and directors if the transaction with China US Bridge Capital is completed.

      China US Bridge Capital distributes cellular phones, fax machine, copiers, and telephone systems to customers in China.


      Although not required by Delaware law, all shareholders of the Company will have the right to exercise dissenter's rights with respect to the proposed sale of Seen On TV and may obtain payment for their shares by complying with the terms of Section 262 of the Delaware General Corporation Law, a copy of which is attached. Based upon the Company's book value at March 31, 2005, the Company estimates that it will pay $0.01 per share to any shareholder dissenting from the proposed sale of Seen On TV.

      The affirmative vote of the holders of a majority of the outstanding shares entitled to vote is required to approve the sale of Seen On TV and related assets. A total of 43,721,861 votes may be cast at the special meeting of shareholders. Daniel M. Fasano, the Company's only officer and director, owns 3,879,166 shares of common stock and 20,000 Series A preferred shares. Since each Series A preferred share is entitled to 1,000 votes, Mr. Fasano may cast 23,879,166 votes at the meeting and will be able to approve the sale of Seen on TV or any other proposals to be considered at the meeting, regardless of the vote of the Company's other shareholders.

      Although Mr. Fasano holds enough votes to approve the sale of Seen On TV, the Company may elect not to proceed with the sale if shareholders owning more than 500,000 shares of the Company's common stock exercise their dissenters' rights.


      The Company's Director recommends that the Company's shareholders approve the sale of Seen On TV and the related assets upon the terms described above.

                             MARKET FOR COMMON STOCK


      As of May 31, 2005 the Company had 23,594,361 outstanding shares of common stock and approximately 1000 common stockholders of record. The Company believes the number of beneficial owners of its common stock may be greater due to shares held by brokers, banks, and others for the benefit of its customers. The Company's common stock is quoted on the National Association of Securities Dealers OTC Bulletin Board under the symbol "ONTV". Shown below are the range of high and low quotations for the Company's common stock for the periods indicated as reported by the NASD. Market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. As of May 31, 2005 the Company had 20,000 outstanding shares of Series A Preferred stock, all of which are owned by Daniel M. Fasano, the Company's President. The Company's Series A Preferred stock is not publicly traded.


                                               Closing Prices
                                             -------------------
                   Quarter Ended             Low            High

                   September 30, 2002        .05             .08
                   December 31, 2002         .03             .05
                   March 31, 2003            .03             .04
                   June 30, 2003             .03             .04
                   September 30, 2003        .03             .04
                   December 31, 2003         .01             .03
                   March 31, 2004            .01             .04
                   June 30, 2004             .02             .03
                   September 30, 2004        .02             .02
                   December 31, 2004         .02             .09
                   March 31, 2005            .03             .17

      The Company has never paid a dividend and has no present intentions of paying a dividend.


      Provisions in the Company's Articles of Incorporation relating to the Company's preferred stock allow its directors to issue preferred stock with rights to multiple votes per shares and dividends rights which would have priority over any dividends paid with respect to the Company's common stock. The issuance of preferred stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to stockholders generally.


      In October 2004, the Company issued 20,000 shares of its Series A preferred stock to Daniel M. Fasano, the Company's President, as partial payment for unpaid salary. Each Series A preferred share is entitled to 1,000 votes at any meeting of the Company's shareholders. The 20,000 Series A preferred shares were valued at $5,000 by Mr. Fasano in his capacity as the Company's only officer and director. The value of the preferred shares was arbitrarily determined and made without reference to the Company's financial condition or any premium associated with the voting rights and privileges of the preferred shares.


                        AVAILABILITY OF FILINGS MADE WITH
                       SECURITIES AND EXCHANGE COMMISSION

      The Company's Annual Report on Form 10-KSB for the year ended June 30, 2004 and its quarterly report on Form 10-QSB for the period ended December 31, 2004 will be sent to any shareholder of the Company upon request. Requests for a copy of these reports should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

      Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders to be held after the Company's fiscal year ending June 30, 2005 must be received by the Secretary of the Company not later than November 30, 2005.

                          DISSENTERS' RIGHTS - DELAWARE

               Section 262 of the Delaware General Corporation Law

      (a) Any stockholder of a Delaware corporation who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of the stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effect pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituency corporation surviving a merger if the merger did not require for its approval the vote of the stock holders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b., and c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this tile is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
            (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation

                              FINANCIAL INFORMATION

      Financial Statements for year ended June 30, 2004.

      Management's Discussion and Analysis of Financial Condition and Results of Operation for year ended June 30, 2004.

      Financial Statements for nine months ended March 31, 2005.

      Management's Discussion and Analysis of Financial Condition and Results of Operation for nine months ended March 31, 2005.

      Pro Forma financial statements giving effect to the sale for Seen On TV and related assets.

                            ONTV, INC. & SUBSIDIARIES
                            (A DELAWARE CORPORATION)
                               Rochester, New York

                        --------------------------------
                                FINANCIAL REPORTS
                                       AT
                                  JUNE 30, 2004
                        --------------------------------

ONTV, INC. & SUBSIDIARIES
(A Delaware Corporation)
Rochester, New York


TABLE OF CONTENTS
------------------------------------------------------------------------------


Report of Independent Registered Public Accounting Firm              1

Consolidated Balance Sheets at June 30, 2004 and 2003                2

Consolidated Statements of Changes in Stockholders'
   Equity for the Years Ended June 30, 2004 and 2003                 3

Consolidated Statements of Operations for the Years
   Ended June 30, 2004 and 2003                                      4

Consolidated Statements of Cash Flows for the Years
   Ended June 30, 2004 and 2003                                      5

Notes to Consolidated Financial Statements                         6-12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  and Stockholders
ONTV, Inc. & Subsidiaries
(A Delaware Corporation)
Rochester, New York


     We have audited the accompanying consolidated balance sheets of ONTV, Inc. & Subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended June 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ONTV, Inc. & Subsidiaries as of June 30, 2004 and 2003, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.



Rochester, New York
  August 25, 2004

                            ONTV, INC. & SUBSIDIARIES
                            (A DELAWARE CORPORATION)
                               Rochester, New York

                           CONSOLIDATED BALANCE SHEETS

                                                               June 30,
                                                     ------------------------
ASSETS                                               2004               2003

Current Assets
Cash and Cash Equivalents                      $    33,004          $  46,374
Inventory                                          236,571            249,987
                                                ----------          ---------
Total Current Assets                               269,575            296,361

Property and Equipment - Net of
Accumulated Depreciation                            70,552             61,753

Other Assets
Accounts Receivable - Related Party                 37,850             37,850
Deposits                                             6,667              6,667
Due from Officer                                    82,193             82,193
Intangible Assets - Net of Accumulated
   Amortization                                  2,462,531          2,718,338
Investments in Affiliates                          106,738            106,378
                                               -----------        -----------
Total Assets                                   $ 3,036,106        $ 3,309,540
                                               ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Expenses          $   296,029          $ 175,935
Accounts Payable - Related Parties                  39,300             55,300
Debt - Due Within One Year                          64,743             61,220
                                               -----------         ----------
Total Current Liabilities                          400,072            292,455

Other Liabilities
Accrued Expenses - Related Parties                 350,500            219,000
Debt - Due After One Year                        2,243,748          2,256,248
                                               -----------        -----------
Total Liabilities                                2,994,320          2,767,703
                                               -----------        -----------

Stockholders' Equity
Common Stock:  $.001 Par; 100,000,000 Shares
  Authorized, 23,720,861 Shares Issued; and
  23,593,361 Shares Outstanding                     23,721             23,721
Additional Paid-In Capital                       1,052,099          1,052,099
Accumulated Deficit                             (1,014,825)          (514,774)
                                                ----------         ----------
                                                    60,995            561,046

Less: Stock Held in Trust                            1,500              1,500
  Treasury Stock - 127,500 Shares at Cost           17,709             17,709
                                                ----------         ----------
Total Stockholders' Equity                          41,786            541,837
                                                ----------         ----------

Total Liabilities and Stockholders' Equity     $ 3,036,106        $ 3,309,540
                                               ===========        ===========


  The accompanying notes are an integral part of these financial statements.

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

----------------------------------------------------------------------------------------------------------------------------------
                                           Common       Additional                                               Total
                              Number        Stock        Paid-In     Accumulated   Stock Held    Treasury     Stockholders'
                             of Shares   ($0.001 Par)    Capital       Deficit      in Trust       Stock         Equity
----------------------------------------------------------------------------------------------------------------------------------
Balance - June 30, 2002     23,720,861     $ 23,721    $ 1,052,099    $(196,910)     $(1,500)    $(17,709)     $ 859,701

Net Loss                            --           --             --     (317,864)          --           --       (317,864)
---------------------------------------------------------------------------------------------------------------------------------

Balance - June 30, 2003     23,720,861       23,721      1,052,099     (514,774)      (1,500)     (17,709)       541,837

Net Loss                            --           --             --     (500,051)          --           --       (500,051)
---------------------------------------------------------------------------------------------------------------------------------

Balance - June 30, 2004     23,720,861     $ 23,721    $ 1,052,099  $(1,014,825)     $(1,500)    $(17,709)     $  41,786
=================================================================================================================================








   The accompanying notes are an integral part of these financial statements.

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York


CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------------

Years Ended June 30,                                  2004            2003
----------------------------------------------------------------------------

Revenues, Net of Returns                          $ 3,934,584    $ 2,579,301

Cost of Goods Sold                                  2,607,950      1,518,046
----------------------------------------------------------------------------

Gross Profit                                        1,326,634      1,061,255
----------------------------------------------------------------------------

Expenses
Advertising                                           436,168       254,368
Amortization                                          214,593       212,967
Depreciation                                           14,992        12,591
Interest                                                2,026            20
Legal and Accounting                                  154,412        53,800
Payroll and Payroll Taxes                             401,865       397,228
Other Expenses                                        510,230       460,253
----------------------------------------------------------------------------

Total Expenses                                      1,734,286     1,391,227
----------------------------------------------------------------------------

Loss Before Other Income and (Expenses)
  and Provision for Income Taxes                     (407,652)     (329,972)

Other Income and (Expenses)
Other Income                                            5,147        13,475
Equity in Income of Unconsolidated Investments            360         1,070
Loss from Impairment of Marketing Rights              (97,906)           --
----------------------------------------------------------------------------

Loss Before Provision for Income Taxes               (500,051)     (315,427)

Provision for Income Taxes                                 --         2,437
----------------------------------------------------------------------------

Net Loss                                           $ (500,051)   $ (317,864)
=============================================================================-

EARNINGS PER SHARE
----------------------------------------------------------------------------

Weighted Average Number of Common Shares
  Outstanding - Basic and Diluted                  23,593,361    23,593,361

Net Loss Per Common Share - Basic and Diluted     $     (0.02)  $     (0.01)
============================================================================


  The accompanying notes are an integral part of these financial statements.

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York


CONSOLIDATED STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------

Years Ended June 30,                                    2004            2003
------------------------------------------------------------------------------

Cash Flows from Operating Activities

Net Loss                                           $(500,051)      $(317,864)

Adjustments to Reconcile Net Loss
  To Net Cash Flows from Operating Activities:
Amortization                                         214,593         212,967
Depreciation                                          14,992          12,591
Equity in Income of Unconsolidated Investments          (360)         (1,070)
Loss from Impairment of Marketing Rights              97,906              --

Changes in Assets and Liabilities:
Inventory                                             13,416         (72,573)
Accounts Payable and Accrued Expenses                120,094          50,012
Accounts Payable - Related Parties                   (16,000)         52,800
Accrued Expenses - Related Parties                   131,500          99,000
------------------------------------------------------------------------------

Net Cash Flows From Operating Activities              76,090          35,863
------------------------------------------------------------------------------

Cash Flows from Investing Activities
Acquisition of Property and Equipment                (23,791)         (9,162)
Capitalized Website Development Costs                (56,692)        (54,220)
------------------------------------------------------------------------------

Net Cash Flows from Investing Activities             (80,483)        (63,382)
------------------------------------------------------------------------------

Cash Flows from Financing Activities
Advances to Officer                                       --          (3,092)
Advances from Line of Credit, Net                      3,523           1,220
Repayment of Debt                                    (12,500)        (21,149)
------------------------------------------------------------------------------

Net Cash Flows from Financing Activities              (8,977)        (23,021)
------------------------------------------------------------------------------

Net Change in Cash and Cash Equivalents              (13,370)        (50,540)

Cash and Cash Equivalents - Beginning of Year         46,374          96,914
------------------------------------------------------------------------------

Cash and Cash Equivalents - End of Year             $ 33,004        $ 46,374
------------------------------------------------------------------------------

Supplemental Disclosures
------------------------------------------------------------------------------

Interest Paid                                        $  2,026         $    20
Income Taxes Paid                                    $     --         $ 2,437
------------------------------------------------------------------------------

ONTV, INC. & SUBSIDIARIES
(A Delaware Corporation)
Rochester, New York

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


Note A - Nature of Operations

        ONTV, Inc. (the "Company") was formed on February 29, 1996 under the laws of the State of Delaware. The Company has since merged with other companies as well as acquired the stock of other companies. The Company is authorized to issue 100,000,000 shares of common stock $.001 par value. The Company is also authorized to issue 5,000,000 shares of preferred stock. There were no preferred shares issued or outstanding at June 30, 2004. The structure of common stock consists of 80,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock. The Company is primarily engaged in retail sales of general merchandise and consumer goods.

        Principles of Consolidation

        The consolidated financial statements include the accounts of ONTV, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Note B - Summary of Significant Accounting Policies

        Method of Accounting

        The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

        Cash and Cash Equivalents

        Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. The Company maintains cash and cash equivalents at financial institutions, which periodically may exceed federally insured amounts.

        Inventory

        Inventory consists of merchandise held for resale and is stated at the lower of cost or market using the first-in, first-out method.

        Property, Equipment and Depreciation

        Property and equipment are stated at cost, less accumulated depreciation computed using the straight line method over estimated useful lives as follows:

                  Computer Equipment                             7 Years
                  Leasehold Improvements                         5 Years
                  Office Furniture and Equipment                 7 Years
                  Warehouse Equipment                            7 Years

ONTV, INC. & SUBSIDIARIES
(A Delaware Corporation)
Rochester, New York


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


Note B - Summary of Significant Accounting Policies - continued

        Maintenance and repairs are charged to expense. The cost of assets retired or otherwise disposed of and related accumulated depreciation are removed from the accounts.

        Due from Officer

        The amount due from officer consists of short-term advances, bears no interest, and contains no formal repayment terms. During the year ended June 30, 2004 and 2003, the Company made advances to officer of $-0- and $3,092, respectively.

        Website Development

        The Company capitalizes website development activity which adds additional functionalities or features in accordance with Statement of Position 98-1 and EITF 00-2. The Company is amortizing the cost of such website development using the straight line method over 5 - 10 years.

        Domain Name

        The Company acquired the exclusive rights to the domain name "As Seen on TV" during the year ended June 30, 2000. The domain name became operational during the first quarter of the year ended June 30, 2002. The cost is amortized using the straight-line method over 15 years.

        Impairment of Marketing Rights

        The Company has an alliance and marketing agreement with Coastal Sales Associates ("CSA") (an unrelated party) which grants the Company exclusive marketing rights via the Internet and digital cable television to products owned by CSA.

        The Company has adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Under the provisions of this statement, the Company has evaluated its long-lived assets for financial impairment, and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

        The Company evaluates the recoverability of long-lived assets not held for sale by measuring the carrying amount of the assets against the estimated discounted future cash flows associated with them. At the time such evaluations indicate that the future discounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, the Company has determined that the full value of the marketing rights in connection with the alliance and marketing agreement with CSA are impaired. As such, the Company has charged operations during the year ended June 30, 2004. There

ONTV, INC. & SUBSIDIARIES
(A Delaware Corporation)
Rochester, New York


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


Note B - Summary of Significant Accounting Policies - continued

        were no additional adjustments to the carrying value of the remaining long-lived assets for the years ended June 30, 2004 and 2003.

        Trademarks

        Trademarks are carried at cost and are amortized using the straight-line method over the estimated useful lives of 10 years from the date the Company acquired the trademark.

        Investments In Affiliates

        The Company has a 20% investment in two companies. The investment is accounted for under the equity method. Under the equity method the Company records its pro rata share of income or loss of the investee as part of the investors net income with a corresponding adjustment to the carrying value of the investment. Dividends received from the investee are also recorded as an adjustment to the carrying value of the investment.

        Revenue Recognition

        Revenue from product sales are recognized when both the goods are shipped and the customer's right of return has expired.

        Advertising Expenses

        Advertising expenses are charged against operations during the period incurred, except for direct-response advertising costs, which are capitalized and amortized over periods not exceeding one year. Advertising expenses charged against operations were $436,168 and $254,368 for the years ended June 30, 2004 and 2003, respectively. The Company did not incur any direct-response advertising costs during the years ended June 30, 2004 and 2003.

        Provision for Income Taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards. Deferred income tax expense represents the change in net deferred assets and liability balances. There were no material deferred tax assets or liabilities at June 30, 2004 and 2003.

ONTV, INC. & SUBSIDIARIES
(A Delaware Corporation)
Rochester, New York


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


Note B - Summary of Significant Accounting Policies - continued

        Deferred income taxes result from temporary differences between the basis of assets and liabilities recognized for differences between the financial statement and tax basis thereon, and for the expected future tax benefits to be derived from net operating losses and tax credit carry forwards. A valuation allowance is recorded to reflect the likelihood of realization of deferred tax assets.

        Net Income (Loss) Per Common Share

        Net income (loss) per common share is computed in accordance with SFAS No. 128, "Earnings Per Share." Basic Earnings Per Share is calculated by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for each period. Diluted Earnings per share is the same as Basic Earnings Per Share since no common stock equivalents were outstanding for the years ended June 30, 2004 and 2003.

        Concentrations of Credit Risk

        Financial instruments, which potentially expose the Company to significant concentrations of credit risk, consist principally of bank deposits, which may at times exceed federally insured limits. The Company had no cash balances that exceeded insured limits at June 30, 2004 or 2003. Cash is placed primarily in high quality short term interest bearing financial instruments. There were no significant customers for the fiscal years ended June 30, 2004 and 2003. The Company periodically monitors the credit worthiness of its customers to which it grants credit terms in the ordinary course of business. The Company does not foresee a credit risk with these receivables and accordingly no allowance for doubtful accounts has been recorded.

        Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

        Reclassifications

        Certain amounts in the prior year consolidated financial statements have been reclassified to conform with the current year presentation. The reclassifications made to the prior year have no impact on the net income/(loss), or overall presentation of the consolidated financial statements.

ONTV, INC. & SUBSIDIARIES
(A Delaware Corporation)
Rochester, New York


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


Note C - Property and Equipment

        Property and equipment consisted of the following:

        ---------------------------------------------------------------------
        June 30,                                         2004          2003
        ---------------------------------------------------------------------

        Computer Equipment                           $ 38,001      $ 15,177
        Leasehold Improvements                         13,255        13,255
        Office Furniture and Equipment                 46,342        46,342
        Warehouse Equipment                            13,414        12,446
        ---------------------------------------------------------------------
                                                    $ 111,012      $ 87,220
        Less:  Accumulated Depreciation                40,460        25,467
        ---------------------------------------------------------------------

        Net Property and Equipment                   $ 70,552      $ 61,753
        ---------------------------------------------------------------------

Note D - Intangible Assets

        Intangible assets consisted of the following:

        ---------------------------------------------------------------------
        June 30,                                         2004          2003
        ---------------------------------------------------------------------

        Website Development and Domain Name       $ 3,054,547   $ 2,997,854
        Marketing Rights                               97,906        97,906
        Trademarks                                     15,382        15,382
        Other                                           3,575         3,575
        ---------------------------------------------------------------------
                                                  $ 3,171,410   $ 3,114,717
        Less: Accumulated Amortization                610,973       396,379
        Less: Impairment Loss on Marketing Rights      97,906            --
        ---------------------------------------------------------------------

        Net Intangible Assets                     $ 2,462,531   $ 2,718,338
        ---------------------------------------------------------------------

        Estimated annual amortization expense for the five years succeeding June 30, 2004 are as follows:

          2005          2006           2007           2008           2009
----------------------------------------------------------------------------

      $ 216,722     $ 210,596      $ 210,596      $ 209,828      $ 209,058


Note E - Investments In Affiliates - At Equity

        Investments in affiliates, in which the company owns between 20% and 50% ownership consists of the following at June 30:

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


Note E -          Investments In Affiliates - At Equity - continued

        ------------------------------------------------------------------------
                                         Tirk Enterprises,     What-A-Limited,
                                                Inc.                Inc.
        2003
        ------------------------------------------------------------------------

        Balance, Beginning of Year            $ 67,160             $ 38,148
        Income From Investee                     1,070                   --
        ------------------------------------------------------------------------

        Investment in Affiliates              $ 68,230             $ 38,148
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
                                        Tirk Enterprises,      What-A-Limited,
                                              Inc.                  Inc.
        2004
        ------------------------------------------------------------------------

        Balance, Beginning of Year            $ 68,230             $ 38,148
        Income From Investee                       360                   --
        ------------------------------------------------------------------------

        Investment in Affiliates              $ 68,590             $ 38,148
        ------------------------------------------------------------------------

        The carrying amount of the investment approximates the ownership percentage in the net assets for the periods presented.

Note F - Debt

        The Company has a line of credit with Key Bank, NA for $10,000 with interest at the prime rate plus three percent. The balance was $4,743 and $1,220 at June 30, 2004 and 2003, respectively.

        In January 2000, the Company entered into an agreement with an unrelated entity to acquire the domain name "As Seen on TV.com". In October 2000, the Company renegotiated the purchase price to $2,800,000 in exchange for 2,500,000 shares of ONTV, Inc. common stock. The note payable requires monthly payments of a minimum of $5,000 or 5% of monthly gross sales until October 2005, at which time, the Company will have 45 days to pay the remaining balance in full. The domain name is the only collateral on the note. Should the Company default on the note, the domain name could revert back to the seller, and the Company would forfeit all stock and cash paid to date. The balance of the note at June 30, 2004 and 2003 was $2,303,748 and $2,316,248, respectively. As of June 30, 2004, the Company was delinquent in making their required monthly payments and is in negotiations with the note holder to restructure the terms of the outstanding balance on the note payable. Management expects to retain ownership of the domain name as a result of the negotiations.

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note F - Debt - continued

        In June 2000, ONTV, Inc. entered into a loan agreement with an unrelated entity in the amount of $250,000. This note is for working capital and is secured by a promissory note and 1,500,000 shares of common stock. These shares are issued and are being held in trust by the Company at June 30, 2004 and 2003. All rights associated with these shares remain with ONTV, Inc. The note was due in full on May 16, 2002 together with accrued interest. The note was in default at June 30, 2002 and remains in default at June 30, 2004. Concurrent with the sale of the Company's equity interest in its former subsidiary Net e-Vantage, Inc. on May 16, 2001, this note became the obligation of Net e-Vantage, Inc. ONTV, Inc. continues to guarantee the note and maintains the 1,500,000 shares of ONTV, Inc. common stock as collateral in trust, worth approximately $30,000 on June 30, 2004. The lender and Net e-Vantage, Inc. are currently renegotiating new payment terms.

Note G - Leases

        During June 2002, the Company entered into a five-year building lease with an unrelated entity, with monthly rent of $6,667. On July 1, 2004, the lease was amended for the use of additional space in the building, with an increase in the monthly rent of $1,000. All other terms and conditions of the original lease remain in force. Future minimum lease payments for the five years succeeding June 30, 2004 are as follows:

             2005         2006           2007         2008         Total
         -----------------------------------------------------------------

          $ 92,000     $ 92,000       $ 92,000     $ 23,000      $ 299,000

        Rent expense for the years ended June 30, 2004 and 2003 was $80,240 and $73,357, respectively.

Note H - Related Party Transactions

        Related party transactions consisted of transactions with Web Marketing FX and the Company. The owner of Web Marketing FX is also a principal shareholder of the Company. The net receivable balance was $37,850 at June 30, 2004 and 2003. Web Marketing FX provided online access services to the Company in the amount of $117,400 and $87,100 for the years ended June 30, 2004 and 2003, respectively.

        Related party transactions also consisted of transactions between Boo Boo Marketing, LLC and the Company. The owners of Boo Boo Marketing, LLC are also principal shareholders of the Company. Boo Boo Marketing, LLC provided merchandise for resale to the Company in the amount of $79,200 and $144,300 for the years ended June 30, 2004 and 2003, respectively. The accounts payable balance was $39,300 and $55,300 at June 30, 2004 and 2003, respectively.

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note H - Related Party Transactions - continued

        The Company's President has agreed to defer part of his salary until such time the Company's cash position will allow for payment of his full salary. As of June 30, 2004 and 2003, the accrued salary balance was $350,500 and $219,000, respectively.

Note I - Contingencies

        The Company has filed a lawsuit against one of its vendor for breach of contract for failing to provide proper services. The vendor has filed a counterclaim against the Company for breach of contract for failing to pay invoices for services rendered. The Company intends to defend its position, but due to this case still be in the discovery stage, no estimate of possible gain or loss can be made, and accordingly, no provision for possible gain or loss has been made in the accompanying financial statements.

        The Company is currently involved in four additional litigation actions as the defendant. Based on the progress made and status of all four cases currently, no estimate of possible gain or loss can be made. Accordingly, no provision for possible gain or loss has been made in the accompanying financial statements.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

                            YEAR ENDED JUNE 30, 2004

RESULTS OF OPERATIONS

       Material changes of certain items in the Company's Statement of Operations for the year ended June 30, 2004 as compared to the same period last year, are discussed below:

                  Increase (I)
Item             or Decrease (D) Reason
----             --------------- ------

Revenues               I         Expanded product line available for sale.

Gross Profit           I         Gross profit increased in line with the
                                 increase in revenues. Gross profit, as a percentage of revenue, declined to 33% for the year ended June 30, 2004 as compared to 41% for the year ended June 30, 2003 due to discounts used to increase sales and an increase in shipping costs.

Advertising            I         Use of new internet advertising source and
                                 overall increase in advertising expenditures.

Legal and Accounting   I         The Company was named as a
                                 defendant in several lawsuits which alleged that some products sold by the Company infringed on trademarks or patents. These lawsuits were either settled or dismissed subsequent to June 30, 2004.

Other Expenses         I         Charges for increase in number of
                                 customers accessing the Company's website and increase in credit card charges.

INFLATION AND SEASONAL SALES

The Company believes that inflation has not had a material effect on the Company's operations or on its financial condition and that it will be able to offset any future effects of inflation. The Company does not purchase, by contract, any product for resale. The Company sells products on an individual basis. Management therefore believes that any increase in costs to the Company can be immediately passed on to the customer. Although inflation could have an impact on the volume of sales, the Company could adjust its product mix or change the line of products offered for sale.

In the electronic retailing business retailers traditionally see a significant increase in sales during the last several weeks of a calendar year as a result of holiday shopping. For the year ended June 30, 2004 sales orders received during the holiday period comprised 20% of the orders received over the entire fiscal year.

CAPITAL RESOURCES AND LIQUIDITY

       The Company's material sources and (uses) of cash during the year ended June 30, 2004 were:

      Cash from operations                           $76,090
      Purchase of equipment                         (23,791)
      Capitalized website development costs         (56,692)
      Repayment of debt, net of advances             (8,977)
      Cash on hand at July 1, 2004                    13,370

On June 2, 2000, the Company formed a subsidiary, Net e-Vantage, Inc. (Net e), to acquire product lines, services and major brand names through direct manufacturer relationships and authorized distributors. In May 2001, the company sold a majority of its interest in Net e for $365,000 which was payable by means of a promissory note due in May 2002. The sale resulted in a gain of $365,000. As of June 30, 2002, no payments had been received on the note and Net e was insolvent. Accordingly, the note was deemed uncollectible and the note receivable balance was expensed, net of a tax benefit of $55,100, under Discontinued Operations on the Statements of Operations.

Management believes that income generated from operations may be sufficient to finance the potential increase in sales. Working capital requirements, primarily related to increased inventory needs, may increase in which case the Company may seek financing with a traditional lender. However, financing may not be available in amounts or on terms acceptable to the Company, if at all.

                            ONTV, INC. & SUBSIDIARIES
                            (A DELAWARE CORPORATION)
                               Rochester, New York

                        --------------------------------
                               FINANCIAL REPORTS
                                       AT
                                 MARCH 31, 2005
                        --------------------------------

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York


TABLE OF CONTENTS
------------------------------------------------------------------------------


Consolidated Balance Sheets at March 31, 2005 (Unaudited) and
  June 30, 2004                                                            F-2

Consolidated Statements of Changes in Stockholders' Equity for the Nine
  Months Ended March 31, 2005 and 2004 (Unaudited)                         F-3

Consolidated Statements of Operations for the Three and Nine Months
  Ended March 31, 2005 and 2004 (Unaudited)                                F-4

Consolidated Statements of Cash Flows for the Nine Months Ended
  March 31, 2005 and 2004 (Unaudited)                                F-5 - F-6

Notes to Consolidated Financial Statements                           F-7 - F-8

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
                                                       (Unaudited)
                                                        March 31,     June 30,
                                                           2005        2004
--------------------------------------------------------------------------------

ASSETS

Current Assets
Cash and Cash Equivalents                             $ 530,663      $  33,004
Inventory                                               211,571        236,571
--------------------------------------------------------------------------------

Total Current Assets                                    742,234        269,575

Property and Equipment - Net of Accumulated              58,279         70,552
Depreciation

Other Assets
Accounts Receivable - Related Party                      37,850         37,850
Deposits                                                  6,667          6,667
Due from Officer                                         82,193         82,193
Intangible Assets - Net of Accumulated Amortization     280,593      2,462,531
Investments in Affiliates                               106,738        106,738
--------------------------------------------------------------------------------

Total Assets                                        $ 1,314,554    $ 3,036,106
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Expenses                 $ 599,412      $ 296,029
Accounts Payable - Related Party                         39,300         39,300
Debt - Due Within One Year                                6,516         64,743
--------------------------------------------------------------------------------

Total Current Liabilities                               645,228        400,072

Other Liabilities
Accrued Expenses - Related Party                        452,522        350,500
Debt - Due After One Year                                    --      2,243,748
--------------------------------------------------------------------------------

Total Liabilities                                     1,097,750      2,994,320
--------------------------------------------------------------------------------

Stockholders' Equity
Common Stock: $.001 Par; 100,000,000 Shares Authorized;
              23,721,861 and 23,720,861 Shares Issued,
              respectively; and 23,594,361 and 23,593,361
              Shares Outstanding, respectively           23,722         23,721
Preferred Stock: $.001 Par; 5,000,000 Shares Authorized;
              20,000 and -0- Shares Issued and
              Outstanding, respectively                      20              --
Additional Paid-In Capital                            1,057,118      1,052,099
Accumulated Deficit                                    (844,847)    (1,014,825)
--------------------------------------------------------------------------------
                                                        236,013         60,995
Less: Stock Held in Trust                                 1,500          1,500
            Treasury Stock - 127,500 Shares at Cost      17,709         17,709
--------------------------------------------------------------------------------

Total Stockholders' Equity                              216,804         41,786
--------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity          $ 1,314,554    $ 3,036,106
--------------------------------------------------------------------------------




The accompanying notes are an integral part of these financial statements.

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


---------------------------------------------------------------------------------------------------------------------------

                                      Common     Preferred    Additional                                          Total
                                       Stock       Stock       Paid-In    Accumulated   Stock Held   Treasury  Stockholders'
                                   ($0.001 Par) ($0.001 Par)   Capital      Deficit     in Trust     Stock        Equity
---------------------------------------------------------------------------------------------------------------------------

Balance - June 30, 2003              $ 23,721        $   --   $1,052,099   $(514,774)    $(1,500)   $(17,709)   $ 541,837


Net Loss for the Period (Unaudited)        --            --           --    (418,022)         --          --     (418,022)
---------------------------------------------------------------------------------------------------------------------------

Balance - March 31, 2004 (Unaudited)   23,721            --    1,052,099    (932,796)     (1,500)    (17,709)     123,815

Net Loss for the Period (Unaudited)        --            --           --     (82,029)         --          --      (82,029)
---------------------------------------------------------------------------------------------------------------------------

Balance - June 30, 2004                23,721            --    1,052,099  (1,014,825)     (1,500)    (17,709)      41,786

Issuance of 20,000 Shares for
Payment of
   Accrued Expenses - Related Party        --           20         4,980          --          --          --        5,000

Issuance of 1,000 Shares for
Partial Payment of
   Renegotiated Note Payable                1            --           39          --          --          --           40

Net Income for the Period                  --            --           --     169,978          --          --      169,978
(Unaudited)
---------------------------------------------------------------------------------------------------------------------------

Balance - March 31, 2005 (Unaudited) $ 23,722        $   20   $1,057,118   $(844,847)    $(1,500)   $(17,709)   $ 216,804

---------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

--------------------------------------------------------------------------------------------

                                        Three Months Ended           Nine Months Ended
                                             March 31,                    March 31,
                                     --------------------------  ---------------------------

                                           2005          2004          2005           2004
--------------------------------------------------------------------------------------------

Revenues, Net of Returns             $1,514,614     $ 913,219    $4,158,734     $2,730,012

Cost of Goods Sold                      970,433       614,337     2,682,383      1,777,686
--------------------------------------------------------------------------------------------

Gross Profit                            544,181       298,882     1,476,351        952,326
--------------------------------------------------------------------------------------------

Expenses
Advertising                              83,058       108,452       264,390        307,587
Amortization                             20,074        53,736       128,855        160,850
Depreciation                              4,091         3,820        12,273         11,170
Interest                                    937         1,614         1,883          1,650
Legal and Accounting                     11,017        51,733        53,949        124,549
Payroll and Payroll Taxes               125,145       111,525       366,508        288,446
Other Expenses                          162,319       130,356       478,734        383,570
--------------------------------------------------------------------------------------------

Total Expenses                          406,641       461,236     1,306,592      1,277,822
--------------------------------------------------------------------------------------------

Income (Loss) Before Other Income
  and (Expenses) and Provision for      137,540      (162,354)      169,759
Taxes                                                                             (325,496)

Other Income and (Expenses)
Other Income                                 97         5,131           219          5,133
Equity in Income of Unconsolidated
  Investments                                --           (29)           --            247
Loss from Impairment of Marketing            --            --
Rights                                                                   --        (97,906)
--------------------------------------------------------------------------------------------

Income (Loss) Before Provision for      137,637      (157,252)      169,978       (418,022)
Taxes

Provision for Taxes                          --            --            --             --
--------------------------------------------------------------------------------------------

Net Income (Loss) for the Period      $ 137,637    $ (157,252)     $169,978     $ (418,022)
============================================================================================

EARNINGS PER SHARE
--------------------------------------------------------------------------------------------

Weighted Average Number of Common
  Shares Outstanding - Basic and     23,594,217    23,593,361    23,593,642     23,593,361
Diluted

Net Income (Loss) Per Common Share
 - Basic and Diluted                   $   0.01     $   (0.01)    $    0.01      $   (0.02)
--------------------------------------------------------------------------------------------



The accompanying notes are an integral part of these financial statements.

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
--------------------------------------------------------------------------------

Nine Months Ended March 31,                                  2005         2004
--------------------------------------------------------------------------------

Cash Flows from Operating Activities

Net Income (Loss) for the Period                          $169,978    $(418,022)

Adjustments to Reconcile Net Income (Loss) for the Period
  To Net Cash Flows from Operating Activities:
Amortization                                               128,855      160,850
Depreciation                                                12,273       11,170
Equity in Income of Unconsolidated Investments
                                                                --         (247)
Loss from Impairment of Marketing Rights
                                                                --       97,906

Changes in Assets and Liabilities:
Inventory                                                   25,000       48,716
Accounts Payable and Accrued Expenses                      303,383       74,337
Accounts Payable - Related Party                                --      (16,000)
Accrued Expenses - Related Party                           107,022       97,375
--------------------------------------------------------------------------------

Net Cash Flows From Operating Activities                   746,511       56,085
--------------------------------------------------------------------------------

Cash Flows from Investing Activities
Acquisition of Property and Equipment                           --      (20,132)
Capitalized Website Development Costs                      (10,625)     (48,778)
--------------------------------------------------------------------------------

Net Cash Flows from Investing Activities                   (10,625)     (68,910)
--------------------------------------------------------------------------------

Cash Flows from Financing Activities
Advances from Line of Credit                                 1,773        2,854
Repayment of Debt                                         (240,000)     (11,249)
--------------------------------------------------------------------------------

Net Cash Flows from Financing Activities                  (238,227)      (8,395)
--------------------------------------------------------------------------------

Net Change in Cash and Cash Equivalents                    497,659      (21,220)

Cash and Cash Equivalents - Beginning of Period             33,004       46,374
--------------------------------------------------------------------------------

Cash and Cash Equivalents - End of Period                $ 530,663     $ 25,154

--------------------------------------------------------------------------------

                                                                 - continued -


The accompanying notes are an integral part of these financial statements.

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) - continued
--------------------------------------------------------------------------------

Nine Months Ended March 31,                                  2005         2004
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES
--------------------------------------------------------------------------------

Interest Paid                                            $  1,883       $ 1,650
Income Taxes Paid                                        $     --        $   --
--------------------------------------------------------------------------------

NON-CASH INVESTING AND FINANCING ACTIVITIES
--------------------------------------------------------------------------------

Issuance of Preferred Stock for Partial Payment of
   Accrued Expenses - Related Party                      $  5,000        $   --

Issuance of Common Stock for Partial Payment of
  Renegotiated Note Payable                              $     40        $   --

Reduction of Cost of Domain Name via Renegotiated
Note Payable                                           $2,063,708        $   --
================================================================================

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note A - Basis of Presentation
        The condensed consolidated financial statements of ONTV, Inc. & Subsidiaries (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto included in the Company's Form 10-KSB and other reports filed with the SEC.

        The accompanying unaudited interim consolidated financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole.

        Reclassifications
        Certain amounts in the prior year consolidated financial statements have been reclassified to conform with the current year presentation. The reclassifications made to the prior year have no impact on the net income (loss), or overall presentation of the consolidated financial statements.

Note B - Debt
        In January 2000, the Company entered into an agreement with Conrad Promotions, LLC and David E. Sloan, unrelated parties, to acquire the domain name "As Seen on TV.com". In October 2000, the Company renegotiated the purchase price to $2,800,000 in exchange for 2,500,000 shares of ONTV, Inc. common stock. The note payable required monthly payments of a minimum of $5,000 or 5% of monthly gross sales until October 2005, at which time, the Company had 45 days to pay the remaining balance in full. In January 2005, the Company and the note holder reached an agreement to settle the outstanding balance in full for a final cash payment of $237,500 and the issuance of 1,000 shares of ONTV, Inc. common stock, valued at $40. The balance of the note, included in debt in the accompanying consolidated financial statements, was $-0- and $2,303,748 at March 31, 2005 (unaudited) and June 30, 2004, respectively.

                                                                - continued -

ONTV, INC. & SUBSIDIARIES
(A DELAWARE CORPORATION)
Rochester, New York


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note B - Debt - continued
        In June 2000, ONTV, Inc. entered into a loan agreement with Emanuel Tarboti, an unrelated party, in the amount of $250,000. This note is for working capital and is secured by a promissory note and 1,500,000 shares of common stock. These shares are issued and are being held in trust by the Company at March 31, 2005 (unaudited) and June 30, 2004. All rights associated with these shares remain with ONTV, Inc. The note was due in full on May 16, 2002 together with accrued interest. The note was in default at June 30, 2002 and remains in default at March 31, 2005. Concurrent with the sale of the Company's equity interest in its former subsidiary Net e-Vantage, Inc. on May 16, 2001, this note became the obligation of Net e-Vantage, Inc. ONTV, Inc. maintains the 1,500,000 shares of ONTV, Inc. common stock as collateral in trust, worth approximately $127,500 on March 31, 2005. The lender and Net e-Vantage, Inc. are currently renegotiating new payment terms.

Note C - Related Party Transactions
        In October 2004, the Company issued 20,000 shares of Preferred Stock to the Company's President, valued at $5,000, as partial payment on the unpaid accrued salary owed to him. Each share of Preferred Stock carries a voting right of 1,000 to 1.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

                        NINE MONTHS ENDED MARCH 31, 2005

RESULTS OF OPERATIONS

       Material changes of certain items in the Company's Statement of Operations for the nine months ended March 31, 2005, as compared to the same period last year, are discussed below:

                    Increase (I)
Item             or Decrease (D) Reason
----             --------------- ------

Revenues               I         Expanded product line available for sale.

Gross Profit I Gross profit increased in line with the increase in revenues. Gross profit, as a percentage of revenue, was 35% for both the nine months ended March 31, 2005 and 2004.

Advertising                      D The Company was able to reduce the cost of
                                 its placement on internet search engines.

Amortization          D          As explained in Note B to the Company's
                                 financial statements included as part of this report, the Company settled a liability in the amount of $2,301,248 at December 31, 2004 with a cash payment of $237,500 and 1,000 shares of the Company's common stock. The liability represented the remaining purchase price of the internet domain name "As Seen On
                                 TV", which, as of December 31, 2004, was carried in the Company's financial statements as an intangible asset in the amount of $2,177,778. As a result of the settlement of the liability relating to the domain name, the domain name was reduced by the $2,063,708 on the Company's balance sheet. Amortization expense declined during the period due to the reduction in this asset.

Legal and Accounting D           During the prior period, the
                                 Company was named as a defendant in several lawsuits which alleged that some products sold by the Company infringed on trademarks or patents. These lawsuits were either settled or dismissed in the current period.

Payroll and          I           Salary increases for
 Payroll Taxes                   Company employees as well as additional
                                 employees hired in customer service,
                                 warehousing, and product purchasing
                                 departments.

Other Expenses       I           Charges for increase in number of
                                 customers accessing the Company's website and increase in credit card charges.

INFLATION AND SEASONAL SALES

Management believes inflation has not had a material effect on the Company's operations or on its financial condition. The Company believes that it will be able to offset any future effects of inflation. The Company sells products on an individual basis. Management therefore believes that any increase in costs to the Company can be immediately passed on to the customer. Although inflation could have an impact on the volume of sales, the Company could combat this by adjusting product mix, or by the change of product offered for sale.

In the electronic retailing business retailers traditionally see a significant increase in sales during the last several weeks of a calendar year as a result of holiday shopping.

CAPITAL RESOURCES AND LIQUIDITY

       The Company's material sources and (uses) of cash during the nine months ended March 31, 2005 were:

      Cash from operations                          $746,511
      Capitalized website development costs         (10,625)
      Repayment of debt                            (240,000)
      Other                                            1,773
                                                ------------
           Increase in cash during period          $ 497,659
                                                   =========

In January 2000 the Company purchased, at a total cost of $5,000,000, the domain name, AsSeenOnTV.com. Consideration for the acquisition included a cash payment of $25,000 and a non-interest-bearing promissory note of $4,975,000. On October 13, 2000, the purchase contract was renegotiated, with the purchase price decreased to $2,800,000, and the resultant note payable decreased to a balance of $2,455,000. The renegotiated note required monthly payments of a minimum of $5,000, or 5% of monthly gross sales, until October 2005, at which time, the Company had 45 days to pay the remaining balance in full. The domain name was the only collateral for the renegotiated note. In January 2005 the Company and the note holder reached an agreement to settle the outstanding balance in full for a final cash payment of $237,500, all of which was paid by January 2005, and the issuance of 1,000 shares of common stock, valued at $40.

Management believes that income generated from operations may be sufficient to finance the potential increase in sales. Working capital requirements, primarily related to increased inventory needs, may increase, in which case the Company may seek financing with a traditional lender. However, financing may not be available in amounts or on terms acceptable to the Company, if at all.

                         Pro Forma Financial Information

      The Pro Forma Financial Information required by Article 11 of Regulation S-X is presented herewith:


                       PRO FORMA CONDENSED FINANCIAL DATA

      The Unaudited Pro Forma Statements of Operations of the Company for the year ended June 30, 2004 and for the nine months ended March 31, 2005 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Balance Sheet of the Company as of March 31, 2005 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the estimated effect of the Seen On TV, Inc and Subsidiaries disposition ("Seen ONTV Disposition"). The Pro Forma Financial Statements do not reflect any anticipated cost savings from the Seen ONTV Disposition, or any synergies that are anticipated to result from the Seen ONTV Disposition, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the Seen ONTV Disposition as if it had occurred on July 1, 2003. The Pro Forma Balance Sheet gives pro forma effect to the Seen ONTV Disposition as if it had occurred on March 31, 2005. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transaction been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Company and the notes thereto as reported in the annual Form 10-KSB and the quarterly Form 10-QSB's and the audited and interim reviewed financial reports included herein.

      These pro forma adjustments represent the Company's preliminary determination of accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ, however, the Company's management believes that any differences in the amounts reflected will be immaterial.

                  Unaudited Pro Forma Statements of Operations
                        For the Year Ended June 30, 2004

---------------------------------------------------------------------------------------------

                                                       Seen ONTV Disposition
                                                   ----------------------------
                                     Historical      Historical
                                    ONTV, Inc. &   Seen On TV, Inc.   Pro Forma    Pro Forma
                                    Subsidiaries    & Subsidiaries   Adjustments   ONTV, Inc.
---------------------------------------------------------------------------------------------

 Revenues, Net of Returns           $ 3,934,584      $ 3,934,584     $      --     $      --
 Cost of Goods Sold                   2,607,950        2,607,950            --            --
---------------------------------------------------------------------------------------------

 Gross Profit                         1,326,634        1,326,634            --            --

 Expenses
   Advertising                          436,168          436,168            --            --
   Amortization                         214,593          214,593            --            --
   Depreciation                          14,992           14,992            --            --
   Interest                               2,026            2,026            --            --
   Legal and Accounting                 154,412          154,312            --           100
   Payroll and Payroll Taxes            401,865          265,365            --       136,500
   Other Expenses (Litigation Recovery) 510,230          526,730            --       (16,500)
---------------------------------------------------------------------------------------------

      Total Expenses                  1,734,286        1,614,186            --       120,100
---------------------------------------------------------------------------------------------

 Loss Before Other Income and
   (Expenses) and Provision for
   Income Taxes                        (407,652)        (287,552)           --      (120,100)

 Other Income (Expenses)
 Other Income                             5,147            5,147        17,250 (a)    17,250
 Equity in Income of Unconsolidated
   Investments                              360              360            --            --
 Loss from Impairment of
   Marketing Rights                     (97,906)         (97,906)           --            --
---------------------------------------------------------------------------------------------

 Loss Before Provision for
   Income Taxes                        (500,051)        (379,951)       17,250      (102,850)
 Provision for Income Taxes                  --               --            --            --
---------------------------------------------------------------------------------------------

 Net Loss                          $   (500,051)    $   (379,951)    $  17,250   $  (102,850)
=============================================================================================

 Weighted Average Number of
   Common Shares Outstanding -
   Basic and Diluted                 23,593,361                        127,500 (b) 23,720,861
 Net Loss Per Common Share -
   Basic and Diluted               $      (0.02)                                  $     (0.00)
=============================================================================================




Notes to the Unaudited Pro Forma Statements of Operations for the Year Ended June 30, 2004
--------------------------------------------------------------------------------

(a) Reflects interest income on unpaid cash purchase price for the assets purchased by Daniel M. Fasano.

(b)  Reflects transfer of ownership of Treasury Stock shares to Seen On TV, Inc.

                  Unaudited Pro Forma Statements of Operations
                    For the Nine Months Ended March 31, 2005
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                                       Seen ONTV Disposition
                                                   ----------------------------
                                     Historical      Historical
                                    ONTV, Inc. &   Seen On TV, Inc.   Pro Forma    Pro Forma
                                    Subsidiaries    & Subsidiaries   Adjustments   ONTV, Inc.
---------------------------------------------------------------------------------------------

Revenues, Net of Returns            $ 4,158,734      $ 4,158,734      $     --     $      --

Cost of Goods Sold                    2,682,383        2,682,383            --            --
---------------------------------------------------------------------------------------------

Gross Profit                          1,476,351        1,476,351            --            --
---------------------------------------------------------------------------------------------

Expenses
Advertising                             264,390          264,390            --            --
Amortization                            128,855          128,855            --            --
Depreciation                             12,273           12,273            --            --
Interest                                  1,883            1,883            --            --
Legal and Accounting                     53,949           53,949            --            --
Payroll and Payroll Taxes               366,508          259,486            --       107,022
Other Expenses                          478,734          478,734            --            --
---------------------------------------------------------------------------------------------

Total Expenses                        1,306,592        1,199,570            --       107,022
---------------------------------------------------------------------------------------------

Income (Loss) Before Other Income
  and Provision for Income Taxes        169,759          276,781            --      (107,022)

Other Income
Other Income                                219              219        12,938 (a)    12,938
---------------------------------------------------------------------------------------------

Income (Loss) Before Provision for
  Income Taxes                          169,978          277,000        12,938       (94,084)

Provision for Income Taxes                   --               --            --            --
---------------------------------------------------------------------------------------------

Net Income (Loss) for the Period      $ 169,978        $ 277,000      $ 12,938     $ (94,084)
---------------------------------------------------------------------------------------------

Weighted Average Number of
  Common Shares Outstanding -
  Basic and Diluted                  23,593,642                        127,500 (b) 23,721,142

Net Income (Loss) Per Common
  Share - Basic and Diluted            $   0.01                                   $     (0.00)
---------------------------------------------------------------------------------------------



Notes to the Unaudited Pro Forma Statements of Operations for the Nine Months Ended March 31, 2005
--------------------------------------------------------------------------------

(a) Reflects interest income on unpaid cash purchase price for the assets purchased by Daniel M. Fasano.

(b)  Reflects transfer of ownership of Treasury Stock shares to Seen On TV, Inc.

                        Unaudited Pro Forma Balance Sheet
                              As of March 31, 2005
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                                       Seen ONTV Disposition
                                                   ----------------------------
                                     Historical      Historical
                                    ONTV, Inc. &   Seen On TV, Inc.   Pro Forma    Pro Forma
                                    Subsidiaries    & Subsidiaries   Adjustments   ONTV, Inc.
---------------------------------------------------------------------------------------------
 ASSETS
 Current Assets
   Cash and Cash Equivalents        $   530,663       $   530,663     $     --      $     --
   Inventory                            211,571           211,571           --            --
                                    -----------       -----------  -----------   -----------
        Total Current Assets            742,234           742,234           --            --

 Property and Equipment - Net of
   Accumulated Depreciation              58,279            58,279           --            --

 Other Assets
  Accounts Receivable - Related Party    37,850            37,850      300,000(a)    300,000
  Deposits                                6,667             6,667           --            --
  Due from Officer                       82,193            82,193           --            --
  Intangible Assets - Net of
    Accumulated Amortization            280,593           280,593           --            --
  Investment in Affiliates              106,738           106,738           --            --
                                    -----------       -----------  -----------   -----------
        Total Assets                $ 1,314,554       $ 1,314,554  $   300,000   $   300,000
                                    ===========       ===========  ===========   ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities
   Accounts Payable and Accrued
     Expenses                       $   599,412       $   599,412  $        --   $        --
   Accounts Payable - Related
     Party                               39,300            39,300           --            --
   Debt - Due Within One Year             6,516             6,516           --            --
                                    -----------       -----------  -----------   -----------
        Total Current Liabilities       645,228           645,228           --            --

 Other Liabilities
     Accrued Expenses - Related Party   452,522                --           --       452,522
     Due to (from) Related Party             --           (78,762)          --        78,762
                                    -----------       -----------  -----------   -----------
        Total Liabilities             1,097,750           566,466           --       531,284
                                    -----------       -----------  -----------   -----------

 Stockholders' Equity
   Common Stock: $0.001 Par Value;
     100,000,000 Shares Authorized;
     23,721,861 Pro Forma Shares
     Issued and Outstanding              23,722                --           --        23,722
   Preferred Stock: $0.001 Par Value;
     5,000,000 Shares Authorized; 20,000
     Pro Forma Shares Issued and
     Outstanding                             20                --           --            20
   Additional Paid-In Capital         1,057,118                --           --     1,057,118
   Retained Earnings (Accumulated
     Deficit)                          (844,847)          765,797      300,000(a) (1,310,644)
                                    -----------       -----------  -----------   -----------
                                        236,013           765,797      300,000      (229,784)
 Less: Stock Held in Trust                1,500                --           --         1,500
           Treasury Stock                17,709            17,709           --            --
                                    -----------       -----------  -----------   -----------
        Total Stockholders' Equity      216,804           748,088      300,000      (231,284)
                                    -----------       -----------  -----------   -----------

 Total Liabilities and
   Stockholders' Equity             $ 1,314,554       $ 1,314,554  $   300,000   $   300,000
                                    ===========       ===========  ===========   ===========



 Notes to the Unaudited Pro Forma Balance Sheet at March 31, 2005

(a) Reflects unpaid cash purchase price for the assets purchased by Daniel M. Fasano.

                       AGREEMENT REGARDING SALE OF ASSETS


      This AGREEMENT, made this 23rd day of May 2005, by and between OnTV, Inc. ("the Company") and Daniel M. Fasano ("the Purchaser") is made for the purpose of setting forth the terms and conditions upon which the Company will sell certain of its assets to Fasano.


THE PARTIES AGREE AS FOLLOWS:

      1. Subject to the terms and conditions of this Agreement, the Company agrees to sell, and the Purchaser agrees to buy the following assets:

     o All of the issued and outstanding shares of Seen On TV, Inc. (the "Subsidiary")

     o the trademarks, "AsSeenOnTV.com", "SeenOnTV.com", "What a", "What a Saw" and " What a Product",.
     o the trade names, "ONTV", "AsSeenOnTV.com", "SeenOnTV.com" and "What a Product" o the internet domain addresses "SeenOnTV.com" , "ASeenOnTV.com" and "AsSeenOnTV.com".
     o    all of the Company's office equipment

      2. For the assets described above, Mr. Fasano will pay the Company $300,000 ("the Cash Purchase Price") and will also assume all liabilities of the Subsidiary. The Cash Purchase Price will be paid in the following manner:

     o The unpaid amount of the Cash Purchase Price will bear interest at 5.75% per year.

     o 25% of the net, after-tax income from the operations of the Subsidiary will be paid to the Company until the Cash Purchase Price, plus accrued interest, is paid in full.

     o Mr. Fasano may, at any time, and in his sole discretion, elect to assume all or a certain amount of the Company's liabilities in which case the Cash Purchase Price will be reduced by the amount of the liabilities assumed.

      3. Prior to the closing the Company and the Subsidiary will conduct their business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither the Company nor the Subsidiary shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

      4. The obligations of the Company and the Purchaser hereunder shall be subject to the satisfaction at the Closing of all of the following:

     o    The liabilities of the Subsidiary will not exceed $400,000.

     o The sale of the assets referred to in Section 1 will have been approved by the shareholders of the Company.

     o Shareholders owning less than 500,000 shares of the Company's common stock will have exercised dissenter's rights with respect to the sale of the assets.


AGREED TO AND ACCEPTED                    ONTV, INC.




                                          By  /s/ Daniel M. Fasano
                                             -----------------------------

                                               Daniel M. Fasano, President




                                             /s/ Daniel M. Fasano

                                             Daniel M. Fasano

                                   ONTV, INC.

                     This Proxy is Solicited by the Board of Directors

      The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Special Meeting of Stockholders, to be held _________, 2005, 10:00 a.m. local time, at 2444 Innovation Way, Building 10, Rochester, New York 14624, and hereby appoints Daniel M. Fasano with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said Special Meeting of Stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

     (1) To approve the sale of the Company's subsidiary, Seen On TV, as well as certain other assets relating to the Company's business, to Daniel
          M.  Fasano  upon  the  terms  set  forth  in  the  accompanying  proxy statement.
                            ---                ---              ---
                           /  / FOR           /  / AGAINST     /  / ABSTAIN
                           ---                ---              ---


      To transact such other business as may properly come before the meeting.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.

                        Dated this      day of                       , 2005.
                                   -----       ----------------------

                        ---------------------------------
                                   (Signature)

                        Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

                        Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.
                                            Return this Proxy to:
                                            ONTV, Inc.
                                            2444 Innovation Way
                                            Building 10
                                            Rochester, New York 14624
                                            (585) 295-8601
                                            (585) 247-5340 (fax)